                                                                     EXHIBIT 5.4



                                Chancery Chambers

                                ATTORNEYS-AT-LAW
                           CHANCERY HOUSE, HIGH STREET
                              BRIDGETOWN, BARBADOS
                                   WEST INDIES

TREVOR A. CARMICHAEL, B.Sc., (Econ.), M.A., Ph.D., Q.C.         TELEPHONE:  (246) 431-0070
of the Middle Temple, Barrister-at-Law                          TELECOPIER: (246) 431-0076
ANDREW C. FERREIRA, LL.B., (Hons.)
Associate
JACQUELINE R. CHACKO, B.A. (Hons.), LL.B., (Hons.)
Associate
KEISHA N. HYDE, LL.B., (Hons.)
Associate
CLAIRE A. LEWIS, LL.B., (Hons.), LL.M.
Associate
BRYAN A.R. VOLNEY
Solicitor and Attorney-at-Law


September 2, 2005
                                                              Matter No: 2050153

STATS ChipPAC Ltd.
STATS ChipPAC, Inc.
STATS ChipPAC Test Services, Inc.
STATS Holdings Limited
ChipPAC International Company Limited
ChipPAC Luxembourg S.a.R.L.
ChipPAC Liquidity Management Hungary Limited Liability Company
STATS ChipPAC (BVI) Limited
STATS ChipPAC Malaysia Sdn. Bhd.



Dear Sirs,


RE: STATS CHIPPAC (BARBADOS) LTD. (THE "COMPANY") - FILING OF REGISTRATION STATEMENT

We have acted as Barbados legal counsel to the Company, a company incorporated under the laws of Barbados. We have been asked to provide this legal opinion with regard to the filing of a Registration Statement on Form F-4 under the US Securities Act of 1933, as amended, in respect of the issuance of new 7.5% Senior Notes due 2010 (the "EXCHANGE NOTES") pursuant to a registered exchange offer (the "EXCHANGE OFFERING") and the subsidiary guarantee to be furnished by the Company in connection with such Exchange Notes (the "EXCHANGE NOTE SUBSIDIARY GUARANTEE").

For the purpose of giving this opinion, we have examined the following documents and such statutes, public and corporate records and certificates, and have considered such questions of law as we have considered relevant and necessary as the basis for the opinions hereinafter set out:

(a)  the Certificate and Articles of Incorporation of the Company;

(b)  the By-Laws of the Company;

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September 2, 2005                                                         Page 2
                                                             MATTER NO.: 2050153
Re: STATS ChipPac (Barbados) Ltd. (the "Company") -- filing of Registration Statement



(c) the written consent in lieu of a meeting of the Board of Directors on the 12th day of July, 2005 authorising the Company to execute and deliver the Subsidiary Guarantee Agreement and the Exchange Note Subsidiary Guarantee, and the filing of the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and;

(d)  Certificate of Good Standing dated the 25th day of August, 2005; and

(e) such other corporate records, authorisations and other documents of the Company as we have deemed necessary or advisable in connection with the opinions hereinafter expressed.

In our examination of the documents referred to herein, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies or as reproductions (including facsimiles and electronic mail).

We are licensed to practice law in Barbados and express no opinion as to any laws other than the laws of Barbados in force and as interpreted at the date hereof.

Based on the foregoing examinations and assumptions, and upon such searches as we have conducted and having regard to the legal considerations which we deem relevant and subject to the qualifications set out herein, we are of the opinion that under the laws of Barbados:

(a) The Company is a company duly incorporated, organised and validly existing under the laws of Barbados and is in good standing with the Registrar of Companies;

(b) The Company has all the requisite corporate power and capacity to carry on business from Barbados as it is currently being conducted;

(c) The Company has all requisite corporate power and authority to execute and deliver and perform its obligations under the Subsidiary Guarantee Agreement and to consummate the transactions contemplated thereby;

(d) The Exchange Note Subsidiary Guarantee to be endorsed on the Exchange Note is merely the Notation of Guarantee on the Exchange Note;

(e) The Exchange Note Subsidiary Guarantee to be endorsed on the Exchange Note has been duly authorised for execution, delivery and performance by the Company in accordance with the terms of the Indenture and the Subsidiary Guarantee Agreement;

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September 2, 2005                                                         Page 3
                                                             MATTER NO.: 2050153
Re: STATS ChipPac (Barbados) Ltd. (the "Company") -- filing of Registration Statement



(f) The Exchange Note Subsidiary Guarantee to be endorsed on the Exchange Note if and when issued upon consummation of the Exchange Offering as set forth in the Registration Statement, will be the legal, valid and binding obligation of the Company and be enforceable against the Company in accordance with its terms and entitled to the benefits of the Indenture and the Subsidiary Guarantee Agreement; and

(g) The Subsidiary Guarantee Agreement has been duly authorised, executed and delivered by the Company by all necessary corporate action.

This opinion is given in respect of the laws of Barbados and solely for your benefit and may not be relied upon by any other person, or for any purpose other than the above referenced transactions, without our prior written consent. Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,
CHANCERY CHAMBERS

/s/ Jacqueline R. Chacko

Jacqueline R. Chacko